EXHIBIT
    MORGAN STANLEY DEAN WITTER VARIABLE INVESTMENT SERIES


Sub-Item

77P       Information Required to be Filed Pursuant to
          Existing Exemptive Orders

(A)       Statement Pursuant to Exemptive Order (ICA Release
          No. 13466) Pertaining to Amortized Cost Pricing



          No action was taken during the period pursuant to condition 2 (c) of the above-captioned Order.